UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2010

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2207 Bridgepointe Parkway, Suite 300, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 532-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

SUBLEASES RELATED TO NEW CORPORATE HEADQUARTERS

On September 29, 2010, Glu Mobile Inc. ("Glu") entered into a sublease (the "San Francisco Sublease") with BlackRock Institutional Trust Company ("BlackRock") for office space at 45 Fremont Street, San Francisco, California (the "San Francisco Premises"). Glu intends to use the San Francisco Premises as its new corporate headquarters. The size of the San Francisco Premises is approximately 19,027 square feet. The term of the San Francisco Sublease will begin when BlackRock makes the San Francisco Premises available to Glu following the date on which the master lessor, Forty Five Fremont Associates (the "Master Lessor"), delivers its written consent to the San Francisco Sublease, which must occur within 60 days after the date of the San Francisco Sublease, and the term will expire on November 29, 2013. Glu will pay BlackRock monthly base rent of $34,882.83 for months 1 through 12, $36,468.42 for months 13 through 24 and $39,639.58 for the 25th calendar month through the end of the term of the San Francisco Sublease. However, Glu will receive an abatement of its monthly rent for the first 60 days of the San Francisco Sublease term. The San Francisco Sublease also calls for additional payments for a portion of all increases in taxes, operating expenses and energy expenses above the specified baseline for such expenses. Glu will pay BlackRock a security deposit of $227,000 for the San Francisco Sublease, which Glu will provide in the form of an irrevocable standby letter of credit.

On September 29, 2010, Glu also entered into an amendment to the San Francisco Sublease (the "Amendment") with BlackRock. The Amendment provides that in the event that BlackRock is required by the Master Lessor to remove any improvements, equipment and/or alterations from the San Francisco Premises and/or restore any portion of the San Francisco Premises, which improvements, equipment and/or alterations are not Glu’s obligation to remove and/or restore under the San Francisco Sublease, then BlackRock shall have the right upon at least one hundred eighty (180) days’ advance written notice to terminate the San Francisco Sublease as of the date set forth in such notice, which date shall not be earlier than September 29, 2013.

In order to facilitate Glu’s moving of its corporate headquarters to the San Francisco Premises, on September 29, 2010, Glu also entered into a sublease (the "San Mateo Sublease") with Appirio, Inc. ("Appirio") related to Glu’s current corporate headquarters at 2207 Bridgepointe Parkway, San Mateo, California (the "San Mateo Premises"). The term of the San Mateo Sublease will begin when Glu makes the San Mateo Premises available to Appirio following the date on which each of Glu’s sublandlord, Oracle USA, Inc. and master landlord, Sobrato Interests III, delivers its written consent to the San Mateo Sublease, which must occur within 60 days after the date of the San Mateo Sublease. However, the term of the San Mateo Sublease may not occur after November 1, 2010 and prior to January 1, 2011; in the event that the conditions in the preceding sentence would be satisfied and the term of the San Mateo Sublease would otherwise occur on or after November 1, 2010 and prior to January 1, 2011, then the term of the San Mateo Sublease will begin on January 1, 2011. The term of the San Mateo Sublease will expire on July 25, 2012. Appirio will pay Glu monthly base rent of $39,915.36 during months 1 through 12 of the San Mateo Sublease and $41,045.04 in months 13 through the expiration of the term of the San Mateo Sublease. In addition, Glu has agreed to provide Appirio with 15 days’ free rent at the outset of the term of the San Mateo Sublease. Appirio will pay Glu a security deposit of $82,090 for the San Mateo Sublease, which Appirio will provide in the form of an irrevocable standby letter of credit.

Glu’s decision to move its corporate headquarters to San Francisco was largely due to long-term strategic considerations, as Glu believes that the center of digital gaming has been transitioning, and will continue to transition, from the San Mateo/Redwood City area in Silicon Valley to San Francisco. In addition, Glu currently has significantly more office space in San Mateo than is appropriate for its current number of employees. As a result, Glu believes that it is in the company’s and its stockholders’ long-term interests for Glu’s corporate headquarters to be located in San Francisco in more size-appropriate space, and absent the transaction described above, Glu would have focused on securing size-appropriate space in San Francisco when its current San Mateo lease expires in July 2012. However, Glu was able to greatly accelerate this process due to the fact that it was able to enter into the San Mateo Sublease, which provides for monthly payments to Glu that exceed the monthly payments that Glu will remit to BlackRock under the San Francisco Sublease. In connection with the relocation of Glu’s corporate headquarters to San Francisco, Glu expects to incur non-cash restructuring charges related to the exiting of the San Mateo Premises, which are described in greater detail in Item 2.05 below.

The foregoing descriptions of the San Francisco Sublease, the Amendment and the San Mateo Sublease are not intended to be complete and are qualified in their entirety by reference to the complete text of the San Francisco Sublease, the Amendment and the San Mateo Sublease, which are attached hereto as Exhibits 99.01, 99.02 and 99.03, respectively, and incorporated herein by reference.

TRANSITIONAL EMPLOYMENT AGREEMENT WITH KEVIN S. CHOU

On September 28, 2010, Glu and Kevin S. Chou, Glu’s Vice President and General Counsel, entered into a Transitional Employment Agreement (the "Transitional Agreement"). The Transitional Agreement provides that Mr. Chou will continue his employment with Glu for a period (the "Transitional Period") beginning on the date of the Transitional Agreement and continuing until October 15, 2010. However, Mr. Chou will remain an at-will employee and his employment with Glu may be terminated by either he or Glu prior to October 15, 2010 for any reason. During the Transitional Period, Glu will continue to pay Mr. Chou his salary based on his current annual rate of $240,000, Mr. Chou will remain eligible to receive bonuses, including pursuant to the Glu 2010 Executive Bonus Plan (the "Bonus Plan"), and he will continue to participate in applicable employee benefit plans. In addition, Mr. Chou’s options to purchase shares of Glu’s common stock will continue to vest in accordance with their terms during the Transitional Period.

Provided that the employment of Mr. Chou is not terminated by Glu for Cause or by Mr. Chou for any reason prior to October 15, 2010, then upon delivery to Glu of (1) a signed general release of claims by Mr. Chou (the "Release") and (2) a signed consulting agreement pursuant to which Mr. Chou will agree to perform up to 20 hours of consulting services for Glu between October 15, 2010 and December 15, 2010, Glu will provide Mr. Chou with the following benefits:

• A lump sum payment of $90,000 (an amount equal to 4.5/12 of Mr. Chou’s current base salary of $240,000), payable within seven days of the date his employment with Glu terminates;

• A payment equal to the amount Mr. Chou would have received under the Bonus Plan had Mr. Chou been employed with Glu on the date bonuses are paid under the Bonus Plan, payable within two weeks of the date bonuses are paid under the Bonus Plan, but in no event later than March 15, 2011;

• reimbursement for up to ten months of COBRA premiums;

• an extension of the post-termination exercise period applicable to his vested stock options until August 15, 2011; and

• the right to keep his laptop computer and iPhone, subject to a review by Glu’s information technology department for confidential proprietary information.

Mr. Chou has also agreed that for a period of 12 months following the termination of his employment with Glu, he may not directly or indirectly solicit, induce, recruit or encourage any of Glu’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit or encourage or take away employees of Glu, either for himself or any other person or entity. In addition, Mr. Chou agreed to not interfere with Glu’s relationship with any of its employees, service providers, customers or clients or those of Glu’s subsidiaries and affiliates.

The foregoing description of the Transitional Agreement is not intended to be complete and is qualified in its entirety by the Transitional Agreement, a copy of which has been filed as Exhibit 99.03 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the heading "Subleases Related to New Corporate Headquarters" is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the relocation of Glu’s corporate headquarters to San Francisco as discussed in Item 1.01 above under the heading "Subleases Related to New Corporate Headquarters," Glu expects to incur in the fourth quarter of 2010 non-cash restructuring charges of between approximately $1.7 million and $1.8 million related to the exiting of the San Mateo Premises. The estimated charges pertain to (1) the difference between Glu’s remaining rental obligations for the San Mateo Premises and the expected sublease income from the San Mateo Sublease, which accounts for between approximately $1.2 million and $1.3 million of the expected charge, and (2) the write-off of Glu’s leasehold improvements at the San Mateo Premises, which accounts for approximately $0.5 million of the expected charge. This restructuring charge will positively affect Glu’s operating results by lowering non-cash operating expenses by the same amount of the charge, with Glu expecting to realize such savings over the 19 months between January 1, 2011 and July 25, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 1.01 above under the heading "Transitional Employment Agreement with Kevin S. Chou," on September 28, 2010, Glu and Kevin S. Chou entered into the Transitional Agreement pursuant to which Mr. Chou will transition his role at Glu.

Item 9.01 Financial Statements and Exhibits.

99.01 Sublease, dated as of September 29, 2010, by and between BlackRock Institutional Trust Company and Glu Mobile Inc.

99.02 First Amendment to Sublease, dated as of September 29, 2010, by and between BlackRock Institutional Trust Company and Glu Mobile Inc.

99.03 Sub-sublease, dated as of September 29, 2010, by and between Appirio, Inc. and Glu Mobile Inc.

99.04 Transitional Employment Agreement, dated as of September 28, 2010, by and between Glu Mobile Inc. and Kevin S. Chou

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

October 4, 2010	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.01	Sublease, dated as of September 29, 2010, by and between BlackRock Institutional Trust Company and Glu Mobile Inc.
99.02	First Amendment to Sublease, dated as of September 29, 2010, by and between BlackRock Institutional Trust Company and Glu Mobile Inc.
99.03	Sub-sublease, dated as of September 29, 2010, by and between Appirio, Inc. and Glu Mobile Inc.
99.04	Transitional Employment Agreement, dated as of September 28, 2010, by and between Glu Mobile Inc. and Kevin S. Chou